Exhibit 10.3

Strictly Confidential

Execution

EQUITY COMMITMENT LETTER

December 17, 2020

NEW OSSEN GROUP LIMITED

c/o 16/F, No.518

Shangcheng Road, Pudong District

Shanghai, China

Ladies and Gentlemen:

This letter agreement sets forth the commitment of the undersigned (the “Sponsor”), subject to the terms and conditions contained herein, to purchase, directly or indirectly, equity interests of New Ossen Group Limited, an exempted company with limited liability incorporated under the laws of the British Virgin Islands (“Parent”). It is contemplated that, pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Ossen Innovation Co., Ltd. (the “Company”), Parent and New Ossen Innovation Limited, a direct wholly-owned Subsidiary of Parent (“Merger Sub”), Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly-owned Subsidiary of Parent. Capitalized terms used in this letter and not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement. For the purpose of this letter agreement, the term “person” shall have the meaning given to it in Section 9.03 of the Merger Agreement.

1.            Equity Commitment.

(a)          This letter agreement confirms the commitment of the Sponsor, at or immediately prior to the Effective Time, subject to the terms and conditions set forth herein, to purchase, or to cause the purchase of, equity interests of Parent and to pay, or cause to be paid, to Parent in immediately available funds an aggregate cash purchase price equal to $12,500,000 (the “Equity Commitment”), which will be used by Parent to (i) fund (or cause to be funded through Parent or Merger Sub), to the extent necessary to fund, the aggregate Merger consideration required to be paid by Parent to consummate the Merger pursuant to and in accordance with the Merger Agreement, and (ii) pay (or cause to be paid through the Parent or Merger Sub) related fees and expenses pursuant to the Merger Agreement; provided, that the Sponsor shall not, under any circumstances, be obligated to contribute more than the Equity Commitment to Parent and the liability of the Sponsor hereunder shall not exceed the amount of the Equity Commitment (the “Cap”).

(b)          The Sponsor may effect the funding of the Equity Commitment directly or indirectly through one or more direct or indirect Subsidiaries or Affiliates of the Sponsor. The Sponsor will not be under any obligation under any circumstances to contribute more than the amount of the Equity Commitment to Parent, Merger Sub or any other person pursuant to the terms of this letter agreement. In the event Parent does not require an amount equal to the sum of the Equity Commitment in order to consummate the Merger, the amount of the Equity Commitment to be funded under this letter agreement shall be reduced by Parent to the level sufficient for Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement.

2.            Conditions. The Equity Commitment shall be subject to (a) the satisfaction in full (or waiver, if permissible), at or prior to the Closing, of each of the conditions to Parent’s and Merger Sub’s obligation to effect the Merger set forth in Section 7.01 and Section 7.02 of the Merger Agreement (other than any conditions that by their nature are to be satisfied at the Closing but subject to the prior or substantially concurrent satisfaction of such conditions), and (b) the substantially contemporaneous consummation of the Closing.

3.            Limited Guarantee. Concurrently with the execution and delivery of this letter agreement, the Sponsor is executing and delivering to the Company a limited guarantee related to certain payment obligations of Parent under the Merger Agreement (the “Limited Guarantee”). Other than with respect to the Retained Claims (as defined in the Limited Guarantee), (a) the Company’s remedies against the Sponsor under the Limited Guarantee (as set forth in and in accordance with the terms of the Limited Guarantee) shall be, and are intended to be, the sole and exclusive direct or indirect remedies (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) available to the Company and the Guaranteed Party Related Persons (as defined in the Limited Guarantee) against the Sponsor and the Non-Recourse Parties (as defined in the Limited Guarantee) for any liability, loss, damage or recovery of any kind (including consequential, indirect or punitive damages, and whether at law, in equity or otherwise) arising out of or relating to this letter agreement or the Merger Agreement, or of the failure of any of the transactions contemplated by any such agreement to be consummated or otherwise in connection with any of the transactions contemplated hereby and thereby or in respect of any other document or theory of law or in equity, or in respect of any written or oral representations made or alleged to have been made in connection with any such agreement, whether at law, in equity, in contract, in tort or otherwise (whether or not Parent’s or Merger Sub’s breach is caused by the Sponsor’s breach of its obligations under this letter agreement); and (b) the Company and the Guaranteed Party Related Persons shall not have, and they are not intended to have, any right of recovery against the Sponsors or any of the Non-Recourse Parties in respect of any liabilities or obligations arising out of or relating to, this letter agreement or the Merger Agreement, including in the event Parent or Merger Sub breaches its obligations under the Merger Agreement and whether or not Parent’s or Merger Sub’s breach is caused by the Sponsor’s breach of its obligations under this letter, except for claims of the Company against the Sponsor pursuant to and in accordance with the Limited Guarantee.

4.            Enforceability; Third-Party Beneficiary.

(a)          This letter agreement may only be enforced by Parent in its sole discretion; provided that, subject to Sections 4(b), 6 and 7, the Company will be entitled to enforce the rights granted to Parent to cause the Sponsor to fund the Equity Commitment in accordance with this letter agreement if and only if all conditions in Sections 7.01 and 7.02 of the Merger Agreement (other than any conditions that by their nature are to be satisfied at the Closing, but each of which is capable of being, and is reasonably expected to be satisfied at the Closing) have been satisfied in full or waived, if permissible, at the time when the Closing would have occurred in accordance with Section 1.02 of the Merger Agreement. Further, the Company is an express third-party beneficiary of this letter agreement and shall be entitled to specific performance of the terms hereof to prevent breaches of this letter agreement by the parties hereto, in addition to any other remedy at law or equity. None of Parent’s, Merger Sub’s or the Company’s creditors shall have the right to enforce this letter agreement or to cause Parent, Merger Sub or the Company to enforce this letter agreement against the Sponsor.

(b)          Notwithstanding anything to the contrary set forth herein, in no event shall the maximum amount of the liabilities of the Sponsor in the aggregate under this letter agreement exceed the Cap.

(c)          No party hereto may enforce the Sponsor’s obligations under this letter agreement without giving effect to the Cap. Notwithstanding the foregoing, if the Company or any of its Affiliates asserts in any proceeding that the Cap on the Sponsor’s liabilities hereunder is illegal, invalid or unenforceable in whole or in part, then (i) the obligations of the Sponsor under this letter agreement shall terminate ab initio and be null and void, (ii) if the Sponsor has previously made any payments under this letter agreement, it shall be entitled to recover such payments, and (iii) the Sponsor shall not have any liabilities or obligations to any person under this letter agreement.

(d)          Each party hereto acknowledges and agrees that (i) this letter agreement is not intended to, and does not, create any agency, partnership, fiduciary or joint venture, relationship, between or among any of the parties hereto, and neither this letter agreement nor any other document or agreement entered into by any party hereto relating to the subject matter hereof shall be construed to suggest otherwise, and (ii) the obligations of the Sponsor under this letter agreement are solely contractual in nature.

(e)          The parties hereto agree that their respective agreements and obligations set forth herein are solely for the benefit of the other party hereto and its respective successors and permitted assigns, in accordance with and subject to the terms of this letter agreement, and this letter agreement is not intended to, and does not, confer upon any person other than the parties hereto and their respective successors and permitted assigns any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the obligations set forth therein; provided that (i) the Company is a third-party beneficiary of this letter agreement to the extent and only to the extent of its rights specifically provided in Section 4(a) in accordance with, and subject to the terms of the Merger Agreement and this letter agreement; and (ii) the Non-Recourse Parties may rely upon and enforce the provisions of Sections 3 and 12. Except as expressly provided in the foregoing sentence, nothing in this letter agreement, express or implied, is intended to confer upon any person other than Parent or the Sponsor, or, except to the extent expressly provided herein, the Company or the Non-Recourse Parties, any rights or remedies under or by reason of this letter agreement.

5.            No Modification; Entire Agreement. This letter agreement may not be amended or otherwise modified without the prior written consent of Parent and the Sponsor. Together with the Merger Agreement and the Limited Guarantee, this letter agreement constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between, the Sponsor or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby. Each of the parties acknowledges that each party and its respective counsel have reviewed this letter agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this letter agreement.

6.            Governing Law. This letter agreement and all disputes or controversies arising out of or relating to this letter agreement or the transactions contemplated hereby shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof.

7.            Dispute Resolution.

(a)          Any disputes, actions and proceedings against any party or arising out of or in any way relating to this letter agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 7(a) (the “Rules”). The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the arbitration tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

(b)          Notwithstanding the foregoing, the parties hereby consent to and agree that in addition to any recourse to arbitration as set out in this Section 7, any party may, to the extent permitted under the rules and procedures of the HKIAC, seek an interim injunction or other form of relief from the HKIAC as provided for in its Rules. Such application shall also be governed by the Laws of the State of New York.

8.            Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR OTHER TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

9.            Counterparts. This letter agreement may be executed in any number of counterparts (including by e-mail of PDF or scanned versions or by facsimile), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

10.          Termination. This letter agreement and the obligation of the Sponsor to fund the Equity Commitment will terminate automatically and immediately upon the earliest to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Closing, at which time such obligation will be discharged but subject to the performance of such obligation, (c) the Company or any of its Affiliates directly or indirectly (i) asserting a claim or initiate a proceeding against Parent, Merger Sub, the Sponsor, any Non-Recourse Party (as defined in the Limited Guarantee) in connection with or relating to this letter agreement, the Merger Agreement, the Limited Guarantee, or any of the transactions contemplated hereby and thereby, or (ii) asserting that the Cap on the Sponsor’s aggregate liabilities hereunder is illegal, invalid or unenforceable in whole or in part, and (d) any event which, by the terms of the Limited Guarantee, is an event which terminates the Sponsor’s liabilities under the Limited Guarantee. Upon termination of this letter agreement, all rights and obligations of the Sponsor hereunder with respect to the Equity Commitment shall terminate, and the Sponsor shall not have any further liabilities hereunder. Notwithstanding anything to the contrary in this letter agreement, the provisions set forth in this letter agreement that are for the benefit of any Non-Recourse Party (as defined in the Limited Guarantee) shall indefinitely survive any termination of this letter agreement.

11.          No Recourse. Notwithstanding anything that may be expressed or implied in this letter agreement or any document or instrument delivered in connection herewith, Parent, by its acceptance of the benefits of the Equity Commitment provided herein, covenants, acknowledges and agrees that no person (other than the Sponsor or its successors and permitted assigns hereunder) has any liabilities or obligations hereunder or in connection with the transactions contemplated hereby and that, notwithstanding the fact that the Sponsor or any of its successors and permitted assigns may be partnerships, limited liability companies, corporations or other entities, Parent has no rights of recovery against, and no recourse hereunder or under any document or instrument delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against any Non-Recourse Party, whether by or through attempted piercing of the corporate (or limited liability company or limited partnership) veil, by or through a claim (whether at law or equity or in tort, contract or otherwise), by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law; it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party for any obligations or liabilities of the Sponsor or any of its successors and permitted assigns hereunder or any document or instrument delivered in connection herewith or in respect of any oral representation made or alleged to be made in connection herewith or therewith or for any proceeding (whether at law or equity or in tort, contract or otherwise) based on , in respect of, or by reason of such obligations or liabilities or their creation.

12.          Representations and Warranties. The Sponsor hereby represents and warrants to Parent that (a) the Sponsor has all necessary organizational power and authority to execute and deliver perform this letter agreement and perform its obligations hereunder; (b) the execution, delivery and performance of this letter agreement by the Sponsor has been duly and validly authorized and approved by all necessary or corporate action by it; (c) this letter agreement has been duly and validly executed and delivered by the Sponsor and (assuming due execution and delivery of this letter agreement, the Merger Agreement and the Limited Guarantee by all parties hereto and thereto, as applicable) constitutes a valid and legally binding obligation of the Sponsor, enforceable against it in accordance with the terms of this letter agreement (subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law)); (d) no action, consent, permit, authorization by, and no notice to or filing with, any governmental entity is required in connection with the execution, delivery or performance of this letter agreement by the Sponsor; and (e) the execution, delivery and performance of this letter agreement by the Sponsor do not (x) violate the organizational documents of the Sponsor, (y) violate any applicable Law binding on the Sponsor or the assets of the Sponsor, or (z) constitute a material breach of any material agreement binding on the Sponsor.

13.          No Assignment. The Sponsor’s obligation to fund the Equity Commitment may not be assigned (whether by operation of law, merger, consolidation or otherwise), except that the Sponsor may assign all or a portion of its obligations to fund the Equity Commitment to any of the Sponsor’s Subsidiaries or Affiliates; provided, that any such assignment shall not relieve the Sponsor of its obligations under this letter agreement to the extent not performed by such Subsidiary or Affiliate. Parent may not assign its rights to any of its affiliates or other entity owned directly or indirectly by the beneficial owners of Parent, without the prior written consent of the Sponsor and the Company (which shall be given or withheld solely in the discretion of the Sponsor and the Company). Any transfer or assignment in violation of this Section shall be null and void and of no force and effect.

14.          Interpretation. Headings are used for reference purposes only and do not affect the meaning or interpretation of this letter agreement. When a reference is made in this letter agreement to a Section, such reference shall be to a Section of this letter agreement unless otherwise indicated. The word “including” and words of similar import when used in this letter agreement will mean “including, without limitation,” unless otherwise specified.

15.          Severability. Any term or provision of this letter agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this letter agreement or affecting the validity or enforceability of any of the terms or provisions of this letter agreement in any other jurisdiction. If any provision of this letter agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

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Sincerely,

Pujiang International Group Limited

By:	/s/ Tang Liang
Name: Tang Liang
Title: Director

Agreed to and accepted:

New Ossen Group Limited

By:	/s/ Tang Liang
Name: Tang Liang
Title: Director

[SIGNATURE PAGE TO EQUITY COMMITMENT LETTER]